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Exhibit 99.3

OMB Number 3235-0569
Expires: January 31, 2003

STATEMENT UNDER OATH OF PRINCIPAL EXECUTIVE OFFICER AND
PRINCIPAL FINANCIAL OFFICER REGARDING FACTS AND CIRCUMSTANCES
RELATING TO EXCHANGE ACT FILINGS

I, William J. Krysiak, Chief Financial Officer, state and attest that:

(1)
To the best of my knowledge, based upon a review of the covered reports of Western Gas Resources, Inc., and, except as corrected or supplemented in a subsequent covered report:

•
no covered report contained an untrue statement of a material fact as of the end of the period covered by such report (or in the case of a report on Form 8-K or definitive proxy materials, as of the date on which it was filed); and

•
no covered report omitted to state a material fact necessary to make the statements in the covered report, in light of the circumstances under which they were made, not misleading as of the end of the period covered by such report (or in the case of a report filed on Form 8-K or definitive proxy materials, as of the date on which it was filed).

(2)
I have reviewed the contents of this statement with the Company's audit committee.

(3)
In this statement under oath, each of the following, if filed on or before the date of this statement, is a "covered report":

•
Annual Report on Form 10-K filed with the Commission of Western Gas Resources for year ended December 31, 2001;

•
Form 10-Q for quarterly period ended March 31, 2002, Form 10-Q for quarterly period ended June 30, 2002;

•
Proxy materials dated April 17, 2002;

•
Form 8-K dated March 1, 2002,Form 8-K dated April 15, 2002, Form 8-K dated May 31, 2002, Form 8-K dated July 11, 2002, Form 8-K dated August 13, 2002;

William J. Krysiak August 13, 2002

Subscribed and sworn to before me this    day of            2002.

Notary Public
My Commission Expires:

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  Exhibit 99.3